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                                                                    EXHIBIT 16.1

                     Lesley, Thomas, Schwarz & Postma, Inc.
                        2244 W. Coast Highway, Suite 100
                         Newport Beach, California 92663
                                 (949) 650-2771


                                February 8, 2002


Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We were previously independent auditors for HomeZipR Corp., and under the date of July 30, 2001 we reported on the consolidated financial statements of HomeZipR Corp. and subsidiaries as of March 31, 2001 and 2000 and for the year ended March 31, 2001, the period March 14, 2000 (inception) through March 31, 2000 and the period March 14, 2000 (inception) through March 31, 2001. On February 8, 2002, we were notified that HomeZipR Corp. had engaged new independent auditors. We have read HomeZipR Corp.'s statements included under
Item 4 of its Form 8-K dated February 5, 2002, and we agree with such statements, except that we are not in a position to agree or disagree with HomeZipR Corp.'s statements that the its board of directors approved the change in auditors or that HomeZipR Corp. has engaged Kabani & Co. as its new independent auditors.

                                       /s/ Lesley, Thomas Schwarz & Postma, Inc.